EXHIBIT 23.2





                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of EverTrust Financial Group, Inc. on Form S-8 of our report dated May 14, 1999, on the consolidated financial statements of EverTrust Financial Group, Inc., appearing in the Prospectus filed under the Securities Act of 1933 that relates to Amendment No. 2 to Registration Statement No. 333-81125 of EverTrust Financial Group, Inc. on Form S-1.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Seattle, Washington
October 13, 1999